SURGERY PARTNERS, INC.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 14, 2026, Surgery Partners, Inc. (the "Company"), through certain of its subsidiaries, entered into two Securities Purchase Agreements (the "Agreements") to sell it's ownership interests in Mountain View Hospital, LLC (“MVH”) and Idaho Falls Community Hospital, LLC ("IFCH") to Intermountain Health ("Buyer"). The Agreements provide that, subject to the satisfaction or waiver of certain conditions, the Buyer will acquire from the Company the equity interests in MVH, IFCH, and associated subsidiaries (collectively, the "Disposed Business") for aggregate cash consideration of approximately $796.6 million (the "Transaction"), subject to further adjustments for closing cash and indebtedness, transaction expenses, as well as customary post-closing adjustments.
The unaudited pro forma condensed consolidated financial statements of the Company give effect to the disposition of the Disposed Business (the “Transaction”) and have been derived from the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 reflects the Company’s financial position as if the Transaction had occurred on June 30, 2026. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026 and year ended December 31, 2025 reflect the Company’s results as if the Transaction had occurred as of January 1, 2025 for all periods presented.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Transaction occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Transaction been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes, specifically in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026, and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026, as filed with the SEC on August 10, 2026.

SURGERY PARTNERS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	As of June 30, 2026
	Historical Surgery Partners (as reported)	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$216.7	$492.1	(a)	$708.8
Accounts receivable	616.6	(150.1)	(b)	466.5
Inventories	98.8	(24.1)	(b)	74.7
Other current assets	193.9	(22.3)	(b)	171.6
Total current assets	1,126.0	295.6		1,421.6
Property and equipment, net	1,122.7	(284.2)	(b)	838.5
Goodwill and intangible assets, net	5,242.1	(596.7)	(b)	4,645.4
Investments in and advances to affiliates	226.9	(1.7)	(b)	225.2
Right-of-use operating lease assets	278.5	(38.1)	(b)	240.4
Other long-term assets	53.5	(18.0)	(b)	35.5
Total assets	$8,049.7	$(643.1)		$7,406.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$175.2	$(42.3)	(b)	$132.9
Other current liabilities	300.4	(46.7)	(b)	253.7
Current maturities of long-term debt	102.9	(32.5)	(b)	70.4
Total current liabilities	578.5	(121.5)		457.0
Long-term debt, less current maturities	3,648.3	(317.2)	(b)	3,331.1
Right-of-use operating lease liabilities	266.3	(34.9)	(b)	231.4
Other long-term liabilities	88.2	(7.7)	(b)(d)	80.5

Non-controlling interests—redeemable	366.7	—		366.7

Stockholders' equity:
Preferred stock, $0.01 par value; shares authorized - 20,310,000; shares issued or outstanding - none	—	—		—
Common stock, $0.01 par value; shares authorized - 300,000,000; shares issued and outstanding - 130,797,216	1.3	—		1.3
Additional paid-in capital	2,544.4	2.6	(b)	2,547.0
Accumulated other comprehensive income (loss)	(8.9)	—		(8.9)
Retained deficit	(866.1)	21.3	(c)	(844.8)
Total Surgery Partners, Inc. stockholders' equity	1,670.7	23.9		1,694.6
Non-controlling interests—non-redeemable	1,431.0	(185.7)	(b)	1,245.3
Total stockholders' equity	3,101.7	(161.8)		2,939.9
Total liabilities and stockholders' equity	$8,049.7	$(643.1)		$7,406.6

SURGERY PARTNERS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	Six Months Ended June 30, 2026
	Historical Surgery Partners (as reported)	Transaction Accounting Adjustments		Pro Forma

Revenues	$1,659.8	$(372.0)	(b)	$1,287.8
Operating expenses:
Salaries and benefits	500.5	(91.3)	(b)	409.2
Supplies	447.0	(98.3)	(b)	348.7
Professional and medical fees	204.1	(91.2)	(b)	112.9
Lease expense	47.2	(7.3)	(b)	39.9
Other operating expenses	110.6	(21.1)	(b)	89.5
Cost of revenues	1,309.4	(309.2)		1,000.2
General and administrative expenses	75.6	—		75.6
Depreciation and amortization	77.8	(20.6)	(b)	57.2
Transaction and integration costs	34.0	(3.0)	(b)	31.0
Net (income) loss on disposals, consolidations and deconsolidations	6.7	(0.1)	(b)	6.6
Equity in earnings of unconsolidated affiliates	(10.5)	—		(10.5)
Litigation settlements	2.5	—		2.5
Loss on debt extinguishment	—	—		—
Other income, net	(3.6)	1.0	(b)	(2.6)
	1,491.9	(331.9)		1,160.0
Operating income	167.9	(40.1)		127.8
Interest expense, net	(138.9)	11.2	(b)	(127.7)
Income (loss) before income taxes	29.0	(28.9)		0.1
Income tax (expense) benefit	(1.4)	0.8	(d)	(0.6)
Net income (loss)	27.6	(28.1)		(0.5)
Less: Net income attributable to non-controlling interests	(78.5)	9.8	(b)	(68.7)
Net income (loss) attributable to Surgery Partners, Inc.	$(50.9)	$(18.3)		$(69.2)

Net loss per share attributable to common stockholders:
Basic	$(0.40)			$(0.54)
Diluted (1)	$(0.40)			$(0.54)
Weighted average common shares outstanding:
Basic	128,597			128,597
Diluted (1)	128,597			128,597

(1)The impact of potentially dilutive securities for the period presented was not considered because the effect would be anti-dilutive.

SURGERY PARTNERS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts, shares in thousands)
(Unaudited)

	Year Ended December 31, 2025
	Historical Surgery Partners (as reported)	Transaction Accounting Adjustments		Pro Forma

Revenues	$3,308.7	$(722.6)	(b)	$2,586.1
Operating expenses:
Salaries and benefits	971.0	(171.7)	(b)	799.3
Supplies	878.9	(186.6)	(b)	692.3
Professional and medical fees	404.5	(175.1)	(b)	229.4
Lease expense	87.9	(14.2)	(b)	73.7
Other operating expenses	201.4	(34.4)	(b)	167.0
Cost of revenues	2,543.7	(582.0)		1,961.7
General and administrative expenses	118.2	—		118.2
Depreciation and amortization	176.0	(39.6)	(b)	136.4
Transaction and integration costs	73.9	(7.0)	(b)	66.9
Net (income) loss on disposals, consolidations and deconsolidations	30.4	(17.3)	(e)	13.1
Equity in earnings of unconsolidated affiliates	(22.9)	(0.1)	(b)	(23.0)
Litigation settlements	7.3	—		7.3
Loss on debt extinguishment	1.3	—		1.3
Other income, net	(8.7)	(1.9)	(b)	(10.6)
	2,919.2	(647.9)		2,271.3
Operating income	389.5	(74.7)		314.8
Interest expense, net	(272.6)	25.3	(b)	(247.3)
Income (loss) before income taxes	116.9	(49.4)		67.5
Income tax (expense) benefit	(18.0)	(4.4)	(d)	(22.4)
Net income (loss)	98.9	(53.8)		45.1
Less: Net income attributable to non-controlling interests	(176.8)	23.5	(b)	(153.3)
Net income (loss) attributable to Surgery Partners, Inc.	$(77.9)	$(30.3)		$(108.2)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.61)			$(0.85)
Diluted (1)	$(0.61)			$(0.85)
Weighted average common shares outstanding:
Basic	127,209			127,209
Diluted (1)	127,209			127,209
(1)The impact of potentially dilutive securities for the Historical Surgery Partners column was not considered because the effect would be anti-dilutive.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) This adjustment reflects the receipt of net cash consideration at the closing of the transaction (defined in table below), less amounts to be held in escrow pursuant to the Agreements, transaction costs associated with the disposition and the elimination of cash attributable to the Disposed Business. The portion of consideration held in escrow is reflected as a transaction adjustment within other current assets.

(Millions)
Purchase price	$796.6
Estimated closing cash and indebtedness	(219.7)
Estimated net working capital adjustments	9.6
Net cash consideration at closing	$586.5

(b) These adjustments reflect the removal of assets and liabilities as of June 30, 2026, as well as the removal of historical results of operations of the Disposed Business for the six months ended June 30, 2026 and the year ended December 31, 2025.

(c) This adjustment reflects the estimated effect on equity of the transaction adjustments described in notes (d) and (e).

(d) This adjustment represents the estimated income tax effect of the pro forma adjustments, including the impact of the disposition on current and deferred income taxes. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

(e) This adjustment reflects the estimated gain on the sale of the Disposed Business of $16.4 million net of estimated transaction costs associated with the disposition and the removal of expenses of the Disposed Business. The amount of gain on disposal has been calculated as of June 30, 2026 and the amount ultimately recognized is subject to customary post-closing adjustments and other closing-related accounting estimates.